UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

WOODWARD, INC.

(Exact name of Registrant as Specified in Its Charter)

DE	000-08408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Woodward Way Fort Collins, Colorado		80524
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (970) 482-5811

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 21, 2022, Woodward, Inc. (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”), by and among the Company, certain foreign subsidiary borrowers of the Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A. and Truist Bank, as co-syndication agents, Bank of America, N.A., Citibank, N.A., HSBC Bank USA, N.A. and TD Securities (USA) LLC, as co-documentation agents, and Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and Truist Securities, Inc., as joint lead arrangers and book runners, which amends and restates the Amended and Restated Credit Agreement dated as of June 19, 2019 (as previously amended from time to time). Effective as of October 21, 2022, the Second Amended and Restated Credit Agreement, among other things, commits the lenders party thereto to make revolving loans in an aggregate principal amount of up to $1,000,000,000; extends the termination date of the revolving loan commitments of all the lenders from June 19, 2024 to October 21, 2027; removes the covenants restricting investments, acquisitions, dividends and distributions; and, subject to removal from the Company’s existing note purchase agreements or the termination or maturation of such note purchase agreements, removes the minimum consolidated net worth covenant.

Amounts outstanding under the Second Amended and Restated Credit Agreement generally bear interest at adjusted term SOFR (or, for loans denominated in British pounds sterling, SONIA, for loan denominated in Euros, EURIBOR, and for loans denominated in Yen, TIBOR) plus 0.875% to 1.75%, which is due quarterly in arrears. The Second Amended and Restated Credit Agreement contains customary representations and warranties; affirmative and negative covenants, including financial covenants regarding maximum leverage ratio and minimum consolidated net worth; and events of default. The Second Amended and Restated Credit Agreement also includes customary conditions precedent to the making of advances and the issuance of letters of credit. Upon the occurrence of a Default (as defined in the Second Amended and Restated Credit Agreement), all amounts outstanding under the Second Amended and Restated Credit Agreement, including principal, accrued interest, and any other fees may, and in the case of certain bankruptcy-related Defaults will, be accelerated and become immediately due and payable.

The Company has other relationships, including financial advisory and banking, with some parties to the Second Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022. The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K regarding the Second Amended and Restated Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits

None

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2022	WOODWARD, INC.
	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer